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                                                                    EXHIBIT 99.1


                             JOINT FILING STATEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G/A (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of InSite Vision Incorporated, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G/A.

Dated: April 10, 2000

                                PHARMACIA & UPJOHN AB


                                By: /s/ Hakan Astrom
                                   --------------------------------
                                   Name:  Hakan Astrom
                                   Title: Managing Director


                                PHARMACIA & UPJOHN HOLDINGS B.V.


                                By: /s/ Wim Kuiper
                                   --------------------------------
                                   Name:  Wim Kuiper
                                   Title: Director


                                PHARMACIA & UPJOHN, INC.


                                By: /s/ Don  W. Schmitz
                                   --------------------------------
                                   Name:  Don  W. Schmitz
                                   Title: Secretary


                                PHARMACIA CORPORATION


                                By: /s/ Don  W. Schmitz
                                   --------------------------------
                                   Name:  Don  W. Schmitz
                                   Title: Secretary